UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) January 22, 2008

                         PREMIERE GLOBAL SERVICES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     GEORGIA
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                 (State or Other Jurisdiction of Incorporation)

       000-27778                                           59-3074176
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(Commission File Number)                       (IRS Employer Identification No.)

           3280 Peachtree Road, NW, Suite 1000, Atlanta, Georgia 30305
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           (Address of Principal Executive Offices)            (Zip Code)

                                  404-262-8400
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain
Officers.

      2008 Incentive Bonus Criteria. On January 22, 2008, John R. Harris, Raymond H. Pirtle, Jr., W. Steven Jones and J. Walker Smith, Jr., who are all independent directors of Premiere Global Services, Inc. under the New York Stock Exchange rules and Premiere Global's director independence guidelines as set forth in its Corporate Governance Guidelines, approved the performance criteria for annual and quarterly incentive bonus awards for 2008 for our named executive officers: Boland T. Jones, our Chief Executive Officer; Theodore P. Schrafft, our President; T. Lee Provow, our President, Global Operations; and Michael E. Havener, our Chief Financial Officer.

      For Mr. Boland Jones, 50% of the value of such bonus awards will be determined with respect to each of our consolidated revenues and our adjusted EBITDA (determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, equity-based compensation and net legal settlements and related expenses). He may earn between 70% and 150% of his target cash and stock bonus awards applicable to each performance criteria based upon the sliding scale provided in his employment agreement, as previously filed with the SEC.

      For Mr. Schrafft, 50% of the value of such bonus awards will be determined with respect to each of our consolidated revenues and adjusted EBITDA. He may earn between 80% and 150% of his target cash bonus awards applicable to each performance criteria based upon a sliding scale for achievement of 95% to greater than or equal to 110% of each bonus criteria, subject to a reduction of up to 10% of such bonus amounts earned for failure to achieve certain performance criteria relating to our free cash flow (determined as operating cash flows from continuing operations less capital expenditures and principal payments on capital leases).

      For Mr. Provow, the value of such bonus awards will be determined with respect to the following performance criteria: 40% with respect to our adjusted EBITDA, 20% with respect to our consolidated revenues and 40% with respect to certain operating costs savings criteria. He may earn between 50% and 150% of his target cash bonus awards applicable to the adjusted EBITDA and consolidated revenues performance criteria based upon a sliding scale for achievement of 95% to greater than or equal to 110% of such bonus criteria, subject to a reduction of up to 15% of such bonus amounts earned for failure to achieve certain performance criteria relating to our contribution margin. There is no sliding scale for achievement of the performance criteria related to operating costs savings.

      For Mr. Havener, the value of such bonus awards will be determined with respect to the following performance criteria: 50% with respect to adjusted EBITDA and 50% with respect to the reduction of days sales outstanding and days payable outstanding. He may earn between 50% and 150% of his target cash bonus awards applicable to the adjusted EBITDA performance criteria based upon a sliding scale for achievement of 95% to greater than or equal to 110% of such bonus criteria, subject to a reduction of up to 15% of such bonus amounts earned for failure


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

to achieve certain performance criteria relating to our free cash flow. There is no sliding scale for achievement of the performance criteria related to DSO and DPO reduction.

      Amended Employment Agreement. On January 23, 2008, as approved on January 22, 2008 by the independent directors listed above, Premiere Global entered into a second amendment to the amended and restated employment agreement with Mr. Schrafft dated September 15, 2006, effective as of July 20, 2006, which agreement was further amended on December 21, 2007, as previously filed with the SEC. The following summary describes certain material provisions of the amendment, a copy of which is included as Exhibit 10.1 to this current report.

      Pursuant to the terms of the amendment, beginning in 2008, Mr. Schrafft's annual base salary will be increased from $450,000 to $500,000, and, unless the Compensation Committee determines otherwise prior to the end of the first quarter of a given calendar year, his target cash bonus will be equal to 150% of his respective base salary for such year, with 80% of each target cash bonus allocated to achievement of cumulative quarterly targets (20% per quarter) and 20% allocated to achievement of annual targets.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Second Amendment to Amended and Restated Employment Agreement between Theodore P. Schrafft and the Registrant dated January 23, 2008.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PREMIERE GLOBAL SERVICES, INC.

Date: January 24, 2008                        By: /s/ Scott Askins Leonard
                                                  ------------------------------
                                                  Scott Askins Leonard
                                                  Senior Vice President - Legal,
                                                  General Counsel and Secretary


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

                                  EXHIBIT INDEX

Exhibit 10.1 Second Amendment to Amended and Restated Employment Agreement between Theodore P. Schrafft and the Registrant dated January 23, 2008.


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